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                                                                    EXHIBIT 99.4

                               PEE DEE STATE BANK
REVOCABLE PROXY

The undersigned hereby constitutes and appoints J. B. Scarborough,
R. B. Scarborough and _______________, or any of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Pee Dee State Bank ("Pee Dee Bank") which the undersigned would be entitled to vote if personally present at the Special Meeting of Pee Dee Bank Shareholders to be held at the offices of Pee Dee Bank, 110 West Main Street, Timmonsville, South Carolina, at __:00 _.M., local time, on ___________, February __, 1998, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated January __, 1998, the receipt of which is acknowledged in the manner specified below.

1. MERGER. To consider and vote upon a proposal to approve an Agreement and Plan of Reorganization and Merger, dated as of December 30, 1997 (the "Agreement"), by and between Pee Dee Bankshares, Inc. ("Bankshares") and Centura Banks, Inc., a North Carolina corporation ("Centura"), pursuant to which (i) Bankshares will merge with and into Centura, (ii) Pee Dee Bank will merger (the "Bank Merger") with and into Centura Bank, a wholly-owned subsidiary of Centura ("Centura Bank") and (iii) each share of the $1.00 par value common stock of Bankshares ("Bankshares Stock") and each share of the $5.00 par value common stock of Pee Dee Bank (except that owned by Bankshares) ("Pee Dee Bank Stock") issued and outstanding at the effective time of the Bank Merger will be exchanged for a number of shares of no par value common stock of Centura determined in accordance with the terms and conditions of the Agreement, and cash in lieu of any fractional share, all as more fully described in the accompanying Proxy Statement/Prospectus.

               [ ] FOR             [ ] AGAINST                  [ ] ABSTAIN


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.


                            (continued on other side)



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                           (continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:                         , 1998

                            Signature
                            Signature if held jointly


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
          PEE DEE STATE BANK AND MAY BE REVOKED PRIOR TO ITS EXERCISE.


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